FEDNAT ANNOUNCES $15 MILLION INVESTMENT BY HALE PARTNERSHIP IN MONARCH NATIONAL INSURANCE COMPANY Announces Plan for Assumption of a Majority of FedNat National Insurance Company’s Florida Policies by Monarch Effective June 1, 2022 and Transfer of Non-Florida Policies to SageSure Carrier Partner Effective July 1, 2022 Sunrise, Florida, May 24, 2022 – FedNat Holding Company (Nasdaq: FNHC) (FedNat), a regional insurance holding company, has entered into an agreement with Hale Partnership Capital Management LLC (Hale) pursuant to which funds managed by Hale will invest $15,000,000 in FedNat’s subsidiary Monarch National Insurance Company (MNIC), subject to satisfaction of certain conditions. Under the terms of the agreement, FedNat will also then contribute additional capital to MNIC, further enhancing MNIC’s surplus position. Following its investment, Hale will become the majority owner of MNIC, with FedNat holding a minority interest. Following completion of the Hale transaction, which has been approved by the Florida Office of Insurance Regulation (OIR), subject to satisfaction of certain conditions, MNIC will assume approximately 83,000 policies insuring Florida insureds from another FedNat subsidiary, FedNat Insurance Company (FNIC), effective June 1, 2022. FNIC’s remaining Florida policies will be canceled effective June 29, 2022. Upon cancellation of the FNIC Florida policies, all unearned premiums will be remitted to policyholders in accordance with applicable law. FNIC currently has adequate assets on hand to refund all required unearned premiums. FedNat also will cancel the remaining Florida policies of another subsidiary, Maison Insurance Company (Maison), effective June 30, 2022, subject to obtaining applicable regulatory approvals. All business written by Maison is currently in run-off, with policyholders being sent notices of nonrenewal as their policies come up for expiration. Policy servicing and claims administration with respect to the policies transferred to MNIC will continue to be performed by a wholly owned subsidiary of FedNat. MNIC expects to obtain catastrophe excess of loss reinsurance for the 2022-2023 storm season to protect its surplus consistent with its historical reinsurance structure. MNIC anticipates that its reinsurance structure will provide appropriate and responsible protection against multiple catastrophic events. FedNat also announced that for all FNIC business written in states other than Florida (Alabama, Louisiana, Mississippi, South Carolina and Texas), which is written through SageSure Insurance Managers (“SageSure”), FNIC’s contracted third-party managing general underwriter, FNIC and SageSure intend to seek regulatory approval of a transaction pursuant to which effective July 1, 2022, a SageSure insurance carrier partner would assume all remaining FNIC in-force policies in Alabama, Mississippi, South Carolina and Texas. With respect to FNIC’s Louisiana policies, it is proposed that such policies would be canceled by FNIC effective July 1, 2022, with policyholders receiving an offer of replacement coverage from a SageSure carrier partner effective upon the cancellation of their FNIC policy. About the Company FedNat Holding Company is an insurance holding company that controls substantially all aspects of the insurance underwriting, distribution and claims processes through our subsidiaries and contractual relationships with independent agents and general agents. The Company, through its wholly owned subsidiaries FedNat Insurance Company and Monarch National Insurance Company, is transitioning to providing homeowners insurance exclusively within the state of Florida. More information is available at https://www.fednat.com/investor-relations/.

Factors that could affect forward-looking statements This press release contains statements that may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward- looking statements generally may be identified by the use of forward-looking terminology such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "forecast," "guidance," "indicate," "intend," "may," "might," "outlook," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," "will," "would," "will be," "will continue" or the negative thereof or other variations thereon or comparable terminology and, in this report includes our statements regarding the expected continuation of the credit rating of MNIC, the assumption/cancellation of FNIC and Maison policies (including those being assumed by SageSure) and the remitting of unearned premiums, the continuation of policy servicing and claims administration and the expectation of the retention of loss reinsurance. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond the Company's control. Management cautions that any such forward-looking statements are not guarantees of future performance, and readers cannot assume that such statements will be realized or that the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, approval of regulatory authorities, final results regarding catastrophe losses, our ability to make reinsurance purchases, as well as the risks and uncertainties discussed under “Risk Factors” in the Company's 2021 Form 10-K, and discussed from time to time in the Company's reports filed with the Securities and Exchange Commission. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. Contacts Michael H. Braun, CEO (954) 308-1322 Erick Fernandez, Interim CFO (954) 308-1341 Bernard Kilkelly, Investor Relations (954) 308-1409, or investorrelations@fednat.com